Exhibit 10.7

STRATEGIC ALLIANCE AGREEMENT

This Strategic Alliance Agreement is entered on the 29th of March 2019 by and between:

DeepGreen Metals Inc, a British Columbia company having its registered office at 10th Floor, 595 Howe Street, Vancouver, British Columbia V6C 2T5, (DeepGreen) and

Allseas Group S.A., a Swiss company having its registered office at 18 Route de Pra de Plan, Case Postale, 411 1618 Chatel-Saint-Denis, Switzerland (Allseas).

Introduction

This Strategic Alliance Agreement is entered into between DeepGreen and Allseas, each referred to as the “Party”, in relation to the arrangements set forth herein.

1. Principles

1.1 The Parties agree that this Strategic Alliance Agreement constitutes a legally binding obligation upon each of the Parties in respect of the matters covered herein.

1.2 The following overarching principles will apply to this Strategic Alliance Agreement:

(a) Allseas agrees to subscribe for 6,666,667 shares in DeepGreen for a purchase price of US$20,000,000 in cash (the Subscription), and a further 10,000,000 shares paid in lieu of services to the value of $30,000,000 (Pilot Mining Test Project or PMTP), to be executed in three tranches:

(1) US$[***] for [***] shares (First Tranche) within [***] days of signature of this Agreement, but not later than [***];

(2) US$[***] for[***] shares (Second Tranche) upon [***]

(in each case such Subscription shall be effected through the execution of a standard form DeepGreen Subscription Agreement); and

(3) Upon delivery of the PMTP, with an overall estimated cost of $[***], then DeepGreen will issue 10MM new shares to Allseas agreed to equal in value to $30,000,000 which shall represent [***]% of Alllseas’s cost of the project (Third Tranche)

(b) following completion of the First Tranche of the Subscription, Allseas shall be entitled to nominate a Board Director to DeepGreen, who, for the avoidance of doubt, shall serve as a Board Observer until the company holds an Annual General Meeting of the Shareholders to expand the number of directors to accommodate the new Allseas appointee (Board Appointment);

(c) DeepGreen shall hire Allseas exclusively, to conduct a pilot mining test in one of its exclusive Exploration Contract Areas (subject to ISA regulatory requirements) and Allseas shall develop the technology, intellectual property, equipment and operational know-how for such a pilot mining test (the Pilot Mining Test Project) to conduct pilot trial mining, as further set forth in Annex 1 hereto (the Pilot Mining Test Project Agreement). The results of the Pilot Mining Project will inform the Environmental Impact Study (EIS), a critical component of DeepGreen’s application for the Exploitation Contract;

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(d) subject to successful completion of the Pilot Mining Test Project, the Parties shall enter into a nodule collection and shipping agreement where DeepGreen (or a related party) shall finance the development of the first production system from Allseas, for the exploitation of the first [***] of polymetallic nodules, as further set forth in Annex 2 hereto (the Nodule Collection and Shipping Agreement);

(e) DeepGreen shall be responsible for securing the processing of nodules collected and transported using the Allseas nodule collection and shipping system (Processing Obligation);

(f) the Parties acknowledge that the belief underpinning their Strategic Alliance is that, together, they will be able to develop and scale the production of base metal products from the deep-sea nodule resource faster and more successfully. The following principles will be applied to expanding production beyond the first Nodule Collection and Shipping Agreement:

(1) if after at least [***] months of successful operation of the first Allseas’ nodule collection and shipping system at full scale (harvester, riser, production vessel and trans-shipping solution), Allseas wants to build a new system, DeepGreen will be offered the opportunity to finance the system and contract Allseas for a new area. If DeepGreen refuses Allseas will be free to offer it to another license holder (or deploy it on Allseas’ own contract area) (DeepGreen’s Right of Refusal to Follow-on Nodule Collection and Shipping Systems), and

(2) if DeepGreen needs a new nodule collection and shipping system and can finance it, Allseas will be offered a new Nodule Collection and Shipping Agreement. If Allseas refuses, DeepGreen will be free to offer it to another offshore service provider (Allseas’ Right of Refusal to Follow-on Nodule Collection and Shipping Systems);

(g) the Parties acknowledge that DeepGreen has been in discussions with [***], another potential strategic offshore partner, and by mutual agreement the Parties have agreed to terminate those discussions provided that the Parties enter into this Strategic Alliance Agreement;

(h) the Parties acknowledge that in connection with this Strategic Alliance Agreement, Allseas has agreed to step away from a potential transaction with [***], a company that has an exclusive right to apply for an Exploration Contract for [***]. The Parties also acknowledge that prior to engaging with Allseas, DeepGreen was already involved in [***] tender process to obtain an Exploration Contract in [***]. The Parties agree that DeepGreen shall conduct due diligence on [***] and in the event the parties agree that a transaction is warranted [***], the Parties will proceed as follows:

(1) Allseas will execute the transaction and grant an option over [***] of the shares in [***] to DeepGreen in consideration for [***] of the transaction price, thereby leaving the option for DeepGreen to participate in [***] tender process and apply for an additional Exploration Contract;

(2) DeepGreen will be responsible for executing the work necessary to acquire the Exploration Contract and convert it into an Exploitation Contract using Allseas nodule collection and shipping system; and

(3) DeepGreen and Allseas will equally share the costs associated with developing the [***] project;

(i) In case Allseas and DeepGreen do not proceed with the [***] transaction and DeepGreen successfully acquires rights to an Exploitation Contract in [***] (DeepGreen’s [***] Area), DeepGreen will grant Allseas a first right of refusal on the [***] nodule collection and shipping agreement in recognition of Allseas’ acceptance to step away from their pursuit of the [***] transaction. If Allseas accepts the offer to collect and ship nodules in DeepGreen’s [***] Area, the terms for that agreement will be the same as the Nodule Collection and Shipping Agreement set forth in Appendix 2;

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(j) the Parties agree that they shall use their best efforts to further the collaboration and cooperation contemplated by the terms set forth herein, however in the event that either party decides to exit this strategic alliance for any reason, they shall unwind and terminate the relationship as follows (Termination):

(1) DeepGreen will have a call option to buy Allseas’ shares in DeepGreen (or to find a new buyer) at the price Allseas paid for such shares and Allseas will have a call option to buy DeepGreen shares in OML (or to find a new buyer) at the price DeepGreen paid for such shares;

(2) the Allseas-nominated Director will resign from the DeepGreen Board;

(3) Allseas will have the right to collect [***] resources held by DeepGreen pursuant to its contractual rights with the International Seabed Authority; provided that Allseas will pay DeepGreen an ad valorem royalty on nodules collected in the DeepGreen area. The amount of the royalty will be set at[***]. DeepGreen shall also have a right of first refusal to acquire and process the nodules collected by Allseas in such event; and

(4) in consideration for financing and informing the initial development of the Alleas’ pilot mining system, DeepGreen will have a right of first refusal to acquire and process all nodules collected using Allseas’ nodule collection and shipping systems (DeepGreen’s Right of Refusal to Nodules); and

(k) following execution of this agreement the Parties agree to form a Steering Committee to finalize the drafting of the long-form Pilot Mining Test Project Agreement and the Nodule Collection and Shipping Agreement, with an expectation that such agreements shall be completed within 2 months from the date hereof.

2. Representations and Warranties

2.1 Each Party represents, warrants and covenants to the other that as of the date of this agreement, it is (a) a corporation duly formed and validly existing under the laws of its incorporation, (b) it has the requisite power and authority to enter into this agreement, and (c) this Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of such Party in accordance with its terms.

3. Duration and Termination

3.1 This Strategic Alliance Agreement shall come into effect on the date hereof and shall remain in full force and effect unless renewed or replaced by mutual agreement. It is the intent of the Parties that this Strategic Alliance Agreement will remain the overarching context and framework for the Parties’ relationship once the Pilot Mining Test Project Agreement, Nodule Collection and Shipping Contract and any related agreements come into effect.

3.2 In the event Parties cannot come to agreement on the viability of the projects contemplated herein, either Party shall have the right to provide notice of termination that shall come into effect within 30 days.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

4. Costs

4.1 Each Party shall be responsible for its own costs in relation to this Strategic Alliance Agreement and the transactions contemplated herein unless otherwise agreed.

5. Governing Law

5.1 This Strategic Alliance Agreement will be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The invalidity or unenforceability of any provision of the Agreement will not affect the validity or enforceability of any other provision. The Parties submit to the non-exclusive jurisdiction of the courts of the British Columbia in connection with any dispute arising hereunder.

6. Successors and Assigns

6.1 This Strategic Alliance Agreement and the Parties’ obligations hereunder shall be binding on the representatives, assigns and successors of such party and shall inure to the benefit of the assigns and successors of such party; provided, however, that the rights and obligations of the Parties hereunder are not assignable.

7. Occupational Health and Safety

7.1 The Parties will each carry out its obligations contemplated hereunder from its own location and as such will have control over its work health and safety issues, and it is the responsibility of such Party to comply with all work health and safety legislative requirements.

8. Counterparts

8.1 This Agreement may be executed in counterparts, each of which will constitute an original and all of which taken together will constitute one and the same instrument, and delivery of the counterparts may be effected by electronic means. The reproduction of signatures by electronic means will be treated as binding as if originals.

9. Headings

9.1 Headings used in this Strategic Alliance Agreement are provided for convenience only and shall not be used to construe meaning or intent.

10. Confidentiality

10.1 The Parties shall maintain the confidentiality of the information belonging to or relating to other each other’s finances, business affairs and which are not in the public domain and which:

10.1.1 the Parties have marked as confidential; or

10.1.2 the Parties have advised each other of its confidential nature, in writing or orally; or

10.1.3 due to its character or nature a reasonable person would treat it as confidential.

(Hereafter referred to as “confidential information.”)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

10.2 The Parties shall not, without each other’s prior written consent, use, disclose, copy or modify the other party’s confidential information (or permit others to do so) other than is necessary for that part to fulfill the activities specified in this Strategic Alliance Agreement.

10.3 The Parties shall not make any use of, or otherwise process, the Confidential

Information received other than for the strict purpose or purposes which have been expressly agreed.

10.4 The Parties shall restrict access to the Confidential Information received solely to their responsible staff members and/or to the responsible staff members of any authorized third-party organization(s) who need to have such access for the strict purpose or purposes which have been expressly agreed.

10.5 The Parties shall give each other immediate notice of any unauthorized misuse, disclosure, theft or loss of the other party’s Confidential Information.

10.6 The Parties may request from each other the return of their Confidential Information at any time and upon reasonable notice.

11. Publicity

11.1 The Parties agree that neither shall make any statement or issue any publicity in connection with this Strategic Alliance Agreement without the prior written consent of the other Party, provided however that the Parties agree DeepGreen may make reference to this agreement to bona fide third party potential investors in DeepGreen who have signed confidentiality terms similar to those set forth herein.

12. No Agency

12.1 For the avoidance of doubt, unless otherwise agreed to by the Parties pursuant to the eventual binding agreements between them, nothing herein shall be intended to constitute a fiduciary relationship, employment, agency or a trust, and shall not give authority to bind the other party.

13. Notices

13.1 All notices, requests, demands and other communications shall be in writing to the email addresses below and shall be deemed to have been given and received on the day sent by email, if sent prior to 4:30 p.m. (local time in place of receipt) on a business day, and otherwise on the next business day following the day it is sent by email.

DeepGreen Metals Inc.

Attention – Gerard Barron
Chairman & CEO
Email: Gerard@deep.green

Allseas Group S.A.

Attention Johan Drost

Vice President Commercial
Email: JDR@allseas.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

14. Further Assurances

14.1 Each of the Parties hereto will execute and deliver all such further documents and instruments and do all acts and things as any party may reasonably require in order to carry out the full intent and meaning of this Agreement.

14. Assignment

14.1 A party must not assign or transfer the whole or any part of its interest or rights and obligations under this Strategic Alliance Agreement unless to a related body corporate without first obtaining the prior written consent of the other party, which consent must not be unreasonably withheld or delayed.

15. Amendment

15.1 This Strategic Alliance Agreement may be amended only by an instrument in writing signed by the parties.

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IN WITNESS WHEREOF the parties hereto have executed this Strategic Alliance Agreement on the day and year aforementioned.

SIGNED for and on behalf of DeepGreen

Name:	Gerard Barron

Signature:	……………………….

Position:	Chairman and CEO

SIGNED for and on behalf of Allseas

Name:	Edward Heerema

Signature:	……………………….

Designation:	President

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Appendix 1: Pilot Mining Test Project Agreement

Below are the key terms that have been agreed between the parties and will need to be detailed in a long-form agreement:

●	Pilot mining test & system requirements: Allseas and DeepGreen shall review the ISA requirements for what constitutes a “pilot mining test” for the purposes of applying for the ISA Exploitation Contract and agree on the functional, environmental, operational and timeline requirements for a pilot mining system.

●	Pilot mining test plan of work: Allseas and DeepGreen recognize that the ISA views tests of collecting systems as an opportunity to examine the environmental implications of mining. DeepGreen will be required to submit to the Authority a plan of such testing [***] in advance. Preliminary descriptions of [***] should be submitted to the Authority with the application for approval of a plan of work for exploration; the details for monitoring the environment during the test mining shall be submitted at least [***] before testing begins. A plan for testing of the Allseas’ pilot mining system shall include provision for monitoring of those areas impacted by the pilot mining test activities which have the potential to cause serious environmental harm, even if such areas fall outside the proposed test site. The programme will include, to the maximum extent practicable, specification of those activities or events that could cause suspension or modification of the tests owing to serious environmental harm if the specified activities or events cannot be adequately mitigated.

●	Development costs: [***]

●	DeepGreen’s onsite presence & Steering Committee: DeepGreen owner’s team will ensure that the Allseas pilot mining system meets the ISA environmental and other requirements through onsite presence (1-2 engineers seconded to Allseas) and a joint development Steering Committee.

●	Conduct pilot mining test: Once Allseas’s pilot mining system is ready, Allseas will perform a pilot mining test on DeepGreen’s Area NORI D.

●	Payment for successful pilot mining test: The Parties agree that the total development cost of the pilot test mining system is approximately US$[***]. In consideration for a successful pilot mining test that meets the design specifications agreed to among the Parties, DeepGreen will pay Allseas $30M in cash and, in addition, issue 10 million DeepGreen shares. Allseas will assume the responsibility for any development cost overruns.

●	IP ownership: Allseas will own and retain all background and foreground IP used and generated in the development of the Allseas pilot mining system.

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Appendix 2: Nodule Collection and Shipping Agreement

Below are the key terms that have been agreed between the parties and will need to be detailed in a long-form agreement:

●	Exploitation Contract: DeepGreen will use its best efforts to secure an Exploitation Contract from the ISA using Allseas nodule collection system on one of its Areas.

●	Allseas’ system production volume: Both parties recognize that in order to secure optimal project economics, Allseas’ offshore production system output needs to be matched to DeepGreen’s processing plant input. It is currently expected that DeepGreen will be able to start a processing plant line with an input requirement of [***] wet tonnes of nodules and scale it up in increments of [***] tonnes. It is also currently expected that Allseas’ offshore production system could be started up at [***] wet tonnes and scaled up to at least[***] or [***] wet tonnes. Recognizing that there will be significant feasibility development work undertaken by Allseas on the offshore system and by DeepGreen on the onshore plant to get to the Investment Decision, both parties undertake to carry on the joint development Steering Committee beyond the initial engagement on pilot mining system to ensure alignment and output-input coordination across the value chain.

●	[***] wet tonnes contract: DeepGreen will grant Allseas a contract to collect [***] wet tonnes of nodules (seabed-to-port). Allseas will build, own and operate the production system on the contract area that contains [***] wet tonnes of nodules.

●	Financing of Allseas’ first nodule collection production system: DeepGreen will either finance or, together with its processing partners, guarantee nodule offtake to enable the financing of the Allseas offshore production system.

●	At-cost + profit-share: DeepGreen will pay Allseas [***] (provided however that the Parties agree to a detailed cost structure of such operations). In addition, Allseas and DeepGreen will share profit on the nodule collection contract [***]. As a principle, the relevant profit pool will be determined by taking the market value of the nodules at port and subtracting all costs incurred by both parties to deliver nodules to port. The technical definition of the relevant profit pool will be further negotiated and agreed in good faith. In a situation where the market for nodules does not exist (e.g., all nodule players are integrated collection-and-processing businesses), the market value of nodules will be determined based on the methodology developed by MIT (“MIT model for profit-based schemes”) and commissioned by the ISA. If the parties fail to reach a shared understanding, an independent third party (e.g., MIT) will be hired by the parties to implement the agreed methodology and determine the implicit market value of nodules at port.

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